CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Dreyfus Institutional Reserves Funds and to the use of our report dated February 28, 2008 on the financial statements and financial highlights of BNY Hamilton Money Fund, BNY Hamilton U.S. Government Money Fund, BNY Hamilton Treasury Money Fund, and BNY Hamilton 100% U.S. Treasury Securities Money Fund, each a series of shares of BNY Hamilton Funds, Inc. Such financial statements and financial highlights appear in the 2007 Annual Reports to Shareholders which are incorporated by reference into the Prospectus/ Proxy Statement on Form N-14.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 26, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firms” and “Financial Statements and Experts”, in this Registration Statement on Form N-14 of Dreyfus Institutional Reserves Funds (comprising, Dreyfus Institutional Reserves Money Fund, Dreyfus Institutional Reserves Government Fund, Dreyfus Institutional Reserves Treasury Fund and Dreyfus Institutional Reserves Treasury Prime Fund) to be filed on or about March 26, 2008.

ERNST & YOUNG LLP

New York, New York

March 26, 2008